PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                 Nine Months Ended
                                                                   September 30,
                                                           ----------------------------
                                                               2003            2002
                                                           -------------   ------------

Net income...........................................         $ 250,683      $ 251,524
     Add:  Minority interest in income...............            32,582         33,463
     Less:  Minority interests in income which do not
        have fixed charges...........................           (10,031)       (11,077)
                                                           -------------   ------------
Adjusted net income..................................           273,234        273,910
     Interest expense................................             1,121          3,284
                                                           -------------   ------------
Total earnings available to cover fixed charges......         $ 274,355      $ 277,194
                                                           =============   ============
 Total fixed charges - interest expense (including
   capitalized interest).............................         $   5,507      $   7,930
                                                           =============   ============
Cumulative Preferred Stock dividends.................         $ 107,914      $ 111,704
Preferred partnership unit distributions.............            20,179         20,179
                                                           -------------   ------------
Total preferred distributions........................         $ 128,093      $ 131,883
                                                           =============   ============
Total combined fixed charges and preferred distributions      $ 133,600      $ 139,813
                                                           =============   ============
 Ratio of earnings to fixed charges..................             49.82x         34.96x
                                                           =============   ============
 Ratio of earnings to combined fixed charges and
   preferred distributions...........................              2.05x          1.98x
                                                           =============   ============


                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                For the Year Ended December 31,
                                                           -------------------------------------------------------------------------
                                                              2002            2001            2000           1999          1998
                                                           -----------    ------------     -----------    -----------    -----------
                                                             (amounts in thousands, except ratios)
Net income...........................................       $ 318,738       $ 324,208       $ 297,088      $ 287,885      $ 227,019
     Add:  Minority interest in income...............          44,087          46,015          38,356         16,006         20,290
     Less:  Minority interests in income which do not
        have fixed charges...........................         (14,307)        (11,243)        (10,549)       (13,362)       (15,853)
                                                           -----------    ------------     -----------    -----------    -----------
Adjusted net income..................................         348,518         358,980         324,895        290,529        231,456
     Interest expense................................           3,809           3,227           3,293          7,971          4,507
                                                           -----------    ------------     -----------    -----------    -----------
Total earnings available to cover fixed charges......       $ 352,327       $ 362,207       $ 328,188      $ 298,500      $ 235,963
                                                           ===========    ============     ===========    ===========    ===========
 Total fixed charges - interest expense (including
   capitalized interest).............................       $  10,322       $  12,219       $  13,071      $  12,480      $   7,988
                                                           ===========    ============     ===========    ===========    ===========
Cumulative Preferred Stock dividends.................       $ 148,926       $ 117,979       $ 100,138      $  94,793      $  78,375
Preferred partnership unit distributions.............          26,906          31,737          24,859              -              -
                                                           -----------    ------------     -----------    -----------    -----------
Total preferred distributions........................       $ 175,832       $ 149,716       $ 124,997      $  94,793      $  78,375
                                                           ===========    ============     ===========    ===========    ===========
Total combined fixed charges and preferred distributions    $ 186,154       $ 161,935       $ 138,068      $ 107,273      $  86,363
                                                           ===========    ============     ===========    ===========    ===========
 Ratio of earnings to fixed charges..................           34.13x          29.64x          25.11x         23.92x         29.54x
                                                           ===========    ============     ===========    ===========    ===========
 Ratio of earnings to combined fixed charges and
   preferred distributions...........................            1.89x           2.24x           2.38x          2.78x          2.73x
                                                           ===========    ============     ===========    ===========    ===========

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                 Nine Months Ended
                                                                   September 30,
                                                           ----------------------------
                                                               2003            2002
                                                           -------------   ------------

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes,
Depreciation and Amortization ("EBITDA") to Fixed Charges (a):
Net income...........................................       $ 250,683       $ 251,524
     Less:  (Gain)/Loss on sale of real estate and real
        estate investments...........................          (1,260)           (885)
     Add:  Depreciation and amortization.............         137,657         133,186
     Less:  Depreciation allocable to minority interests       (4,740)         (6,298)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................          20,353          19,717
     Add:  Depreciation and amortization included in
        discontinued operations......................           1,292           2,414
     Add:  Minority interest - preferred.............          20,179          20,179
     Add:  Interest expense..........................           1,121           3,284
                                                           -------------  ------------
EBITDA available to cover fixed charges..............       $ 425,285       $ 423,121
                                                           =============  ============
 Total fixed charges - interest expense (including
   capitalized interest).............................       $   5,507       $   7,930
                                                           =============  ============
Cumulative Preferred Stock dividends.................       $ 107,914       $ 111,704
Preferred partnership unit distributions.............          20,179          20,179
                                                           -------------  ------------
Total preferred distributions........................       $ 128,093       $ 131,883
                                                           =============  ============
Total combined fixed charges and preferred distributions    $ 133,600       $ 139,813
                                                           =============  ============
 Ratio of EBITDA to fixed charges....................           77.31x          53.36x
                                                           =============  ============
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................            3.19x           3.03x
                                                           =============  ============

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                  For the Year Ended December 31,
                                                           -------------------------------------------------------------------------
                                                                2002            2001            2000          1999         1998
                                                           -----------    ------------     -----------    -----------    -----------
                                                               (amounts in thousands, except ratios)
Supplemental Disclosure of Ratio of Earnings Before Interest,
Depreciation and Amortization ("EBITDA") to Fixed Charges (a):
Net income...........................................       $ 318,738       $ 324,208       $ 297,088      $ 287,885      $ 227,019
     Less:  (Gain)/Loss on sale of real estate and real
        estate investments...........................           2,541          (4,091)         (3,786)        (2,154)             -
     Add:  Depreciation and amortization.............         179,144         165,636         147,778        136,969        111,444
     Less:  Depreciation allocable to minority interests       (8,087)         (7,847)         (7,138)        (9,294)       (12,022)
     Add:  Depreciation included in equity in earnings
        of real estate entities......................          27,078          25,096          21,825         19,721         13,884
     Add:  Depreciation and amortization included in
        discontinued operations......................           2,504           2,425           1,189            750            355
     Add:  Minority interest - preferred.............          26,906          31,737          24,859              -              -
     Add:  Interest expense..........................           3,809           3,227           3,293          7,971          4,507
                                                           -----------    ------------     -----------    -----------    -----------
EBITDA available to cover fixed charges..............       $ 552,633       $ 540,391       $ 485,108      $ 441,848      $ 345,187
                                                           ===========    ============     ===========    ===========    ===========
 Total fixed charges - interest expense (including
   capitalized interest).............................       $  10,322       $  12,219       $  13,071      $  12,480      $   7,988
                                                           ===========    ============     ===========    ===========    ===========
Cumulative Preferred Stock dividends.................       $ 148,926       $ 117,979       $ 100,138      $  94,793      $  78,375
Preferred partnership unit distributions.............          26,906          31,737          24,859              -              -
                                                           -----------    ------------     -----------    -----------    -----------
Total preferred distributions........................       $ 175,832       $ 149,716       $ 124,997      $  94,793      $  78,375
                                                           ===========    ============     ===========    ===========    ===========
Total combined fixed charges and preferred distributions    $ 186,154       $ 161,935       $ 138,068      $ 107,273      $  86,363
                                                           ===========    ============     ===========    ===========    ===========
 Ratio of EBITDA to fixed charges....................           53.54x          44.23x          37.11x         35.40x         43.21x
                                                           ===========    ============     ===========    ===========    ===========
 Ratio of EBITDA to combined fixed charges and preferred
   distributions.....................................            2.97x           3.34x           3.51x          4.12x          4.00x
                                                           ===========    ============     ===========    ===========    ===========

(a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization and gains on sale of real estate assets. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12